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                                                                     EXHIBIT 5.1


                         HIGHAM, MCCONNELL & DUNNING LLP
                            15 ENTERPRISE, SUITE 360
                          ALISO VIEJO, CALIFORNIA 92656
                                 (949) 900-4400


                                December 22, 2003


e.Digital Corporation
13114 Evening Creek Drive South
San Diego, CA 92128


          Re:  Registration on Form S-3 of 23,832,025 Shares of
               Common Stock of e.Digital Corporation


Gentlemen:

         We  have  acted  as  counsel  to  e.Digital  Corporation,   a  Delaware
corporation (the "Company"), in connection with the Company's filing with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), with respect to 23,832,025 shares ("Shares") of its Common Stock, $.001 par value, which may be sold from time to time by certain shareholders of the Company described in the Registration Statement.

         In connection with the opinion expressed below, we have examined and relied upon, as to factual matters, originals and photostatic or certified copies of such corporate records, including, without limitation, minutes of the meetings of the Board of Directors of the Company and other instruments, certificates of corporate officers, and such other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In making such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. We also have assumed that appropriate action will be taken prior to the offer and sale of the Common Stock to register and qualify the Common Stock for issuance and sale under any applicable state "Blue Sky" or securities laws.

         We have examined and relied upon, as matters of law, such considerations of law as we, in our judgment, have deemed necessary or appropriate to render the opinion expressed below. This opinion is limited to federal law and the corporate laws of the States of California and Delaware, and we can assume no responsibility for the law of any other jurisdiction.


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e.Digital Corporation
July 22, 1999
Page 2


         Based upon the foregoing, we are of the opinion that the Shares of the Company's Common Stock being registered under the 1933 Act pursuant to the Registration Statement, upon exercise of warrants or conversion of preferred stock described therein, will be legally issued, fully paid and nonassessable shares of Common Stock of the Company.

         We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to all references to our firm in the Registration Statement. In giving this opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder. This opinion is being delivered solely in regard to the transactions contemplated by the Registration Statement and is intended for use solely in connection with the consummation of such transactions. This opinion should not be relied upon for any other purpose without our prior written consent; this opinion should not be quoted in whole or in part or distributed in any way.



                                    Very truly yours,

                                    /s/HIGHAM, McCONNELL & DUNNING LLP

CCB:SEM